UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 31, 2011

PSM Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-151807	90-0332127
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1112 N. Main Street, Roswell, NM	88201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (575) 624-4170

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.02	Unregistered Sales of Equity Securities.

On March 31, 2011, we sold 1,000,000 units at $0.50 per unit for total proceeds of $500,000, with each unit consisting of one share of the common stock of the Company and one 180-day common stock purchase warrant.  The warrants are exercisable at any time through September 28,2011, at $0.50 per share.  We sold 500,000 units each to Richard and Teresa Carrington, husband and wife, and the James C. Miller and Claudia A. Miller Living Trust, a revocable trust created under the laws of the State of Oklahoma.  These units were issued without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(6) and/or Section 4(2) thereof, and Rule 506 promulgated thereunder, as a transaction by an issuer not involving any public offering.  Each investor was an accredited investor as defined in Regulation D.  Each party delivered appropriate investment representations with respect to this transaction and consented to the imposition of restrictive legends upon the stock and warrant certificates representing the units.  Each investor also represented that he, she, or it had not entered into the transaction with us as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting.  Each party was afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the transaction.  No underwriting discounts or commissions were paid in connection with the sale of the units.

As a result of the sale of the units, we currently have 18,434,192 shares of our common stock issued and outstanding.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 31, 2011, with the closing of the unit sale described in Item 3.02 above, we increased the number of directors to six persons and appointed James C. Miller as a director.  As a condition imposed by the purchasers of the units as described in Item 3.02 above, we agreed to appoint Mr. Miller to our Board of Directors.  Promptly following the exercise of all of the warrants described in Item 3.02 above, we have also agreed to appoint Richard Carrington as a director of the company.

Mr. Carrington and Mr. Miller are the principals of CBB, Inc., an Oklahoma corporation with which we have had a longstanding business relationship.  We have an existing Warehouse Line of Credit Agreement dated August 4, 2008, under which CBB has provide us a line of credit for $1,000,000 which we use in our mortgage banking business.  This line of credit is secured by all of our property.

Item 9.01	Financial Statements and Exhibits

Exhibit 4.1	Warrant Certificate dated March 31, 2011, issued to Richard and Teresa Carrington, husband and wife

Exhibit 4.2	Warrant Certificate dated March 31, 2011, issued to the James C. Miller and Claudia A. Miller Living Trust

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSM Holdings, Inc.

Date: April 5, 2011	By:	/s/ Ron Hanna
Ron Hanna, President